Exhibit 23.5

June 4, 2007

Dune Energy, Inc.

3050 Post Oak Blvd

Suite 695

Houston, Texas 77056

Ladies and Gentlemen:

We hereby consent to the use of the name Cawley, Gillespie & Associates, Inc and to the incorporation by reference of our reserve report of the “Goldking Operating Company interests as of December 31, 2006 in the Total Proved Reserves for Bayou, Live Oak & Hilcorp Properties et al. Louisiana & Texas” in the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form SB-2 of Dune Energy, Inc.

Very truly yours,

W. Todd Brooker, P.E.
Cawley, Gillespie & Associates, Inc